EXHIBIT 99.01


   October 25, 1996



   Securities and Exchange Commission
   450 Fifth Street, N.W.
   Washington, DC  20549

   Re:  Coca-Cola Enterprises Inc.;
        Registration Statement on Form S-3
        (Registration No. 33-62757)

   Gentlemen:

   I have acted as counsel to Coca-Cola Enterprises Inc. (the
   "Company") in connection with the issuance by the Company of Coca-Cola Enterprises Inc. Medium-Term Notes Due October 25, 2011 in the aggregate principal amount of $25,000,000 (the "Notes") and the filing by the Company of a Registration Statement on Form S-3 (Registration No. 33-62757) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") relating to the proposed public offering and sale of up to $1,000,000,000 aggregate principal amount of the Company's senior debt securities, warrants to purchase Debt Securities and warrants to receive from the Company the cash value in U.S. dollars of the right to purchase and to sell such foreign currencies or units of two or more currencies as shall be designated by the Company at the time of offering. The Notes will be issued under an Indenture (the "Indenture") dated as of July 30, 1991, as amended by a First Supplemental Indenture dated as of January 29, 1992, between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (as successor by merger to Manufacturers Hanover Trust Company), as Trustee.

   The opinions set forth below are given to the Commission pursuant to Item 21 of Form S-3 and Item 601(b)(5) of Regulation S-K. All capitalized terms not otherwise defined herein have the same meanings as defined in the Registration Statement.

   In rendering the opinions set forth below, I have examined such agreements, documents, instruments and records as I deemed necessary or appropriate under the circumstances for me to express such opinions.

   With regard to the opinions below, insofar as they relate to the Notes as valid, binding and enforceable obligations of the Company, I have relied solely upon an opinion letter from Cravath, Swaine & Moore, New York, New York, appearing as Exhibit 5.2 to the Company's Registration Statement on Form S-3 (Registration No. 33-62757) with respect to all matters of New York law related thereto.







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   Securities and Exchange Commission
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   The Notes, when duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof, will be legally issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except to the extent that the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

   I hereby consent to the incorporation of this opinion into the Registration Statement, and I hereby consent to the reference made to me under the heading "Legal Matters" set forth in the prospectus forming a part of the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

   Very truly yours,


   /S/ LOWRY F. KLINE